For immediate release	For More Information: Michelle S. Hickox, EVP & Chief Financial Officer 325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES FIRST QUARTER 2023 EARNINGS

ABILENE, Texas, April 20, 2023 - First Financial Bankshares, Inc. (the “Company,” “we,” “us” or “our”) (NASDAQ: FFIN) today reported earnings for the first quarter of 2023 of $52.57 million compared to earnings of $55.97 million for the same quarter a year ago. Basic and diluted earnings per share were $0.37 for the first quarter of 2023 compared with $0.39 for the same quarter a year ago.

As further described below, the results this quarter compared to the same quarter a year ago included (i) a decrease in debit card fees of $3.99 million, (ii) a decrease in mortgage revenues of $3.36 million and (iii) an increase in FDIC assessment fees of $785 thousand. Offsetting these items was (i) a decrease in the provision for credit losses of $2.00 million and (ii) a decrease in salary and employee benefits expenses of $2.68 million.

“We are pleased with our results that were highlighted by strong organic loan growth with only a small contraction in deposits during the quarter. In light of the historical increase in interest rates by the Federal Reserve, we continue to focus on loan and deposit pricing that aligns with our competitive environment. While funding costs have increased, we continue to have opportunities to reinvest bond cash flows into our higher yielding loan portfolio,” said F. Scott Dueser, Chairman, President and CEO of First Financial Bankshares, Inc. “Additionally, the financial strength of our Company is reflected in our strong regulatory capital ratios, diversified deposit base and access to multiple liquidity sources. We are steadfast in our commitment to remaining safe, sound and secure. We appreciate the continued support of our customers, shareholders and associates,” added Mr. Dueser.

Net interest income for the first quarter of 2023 was $96.29 million compared to $95.44 million for the first quarter of 2022. The net interest margin, on a taxable equivalent basis, was 3.34 percent for the first quarter of 2023 compared to 3.22 percent in the first quarter of 2022. Average interest-earning assets were $12.07 billion for the first quarter of 2023 compared to $12.50 billion a year ago.

The Company recorded a provision for credit losses of $2.78 million for the first quarter of 2023 compared to a provision for credit losses of $4.78 million for the first quarter of 2022. At March 31, 2023, the allowance for credit losses totaled $80.82 million, or 1.23 percent of loans held-for-investment (“loans” hereafter), compared to $66.91 million, or 1.20 percent of loans, at March 31, 2022. Additionally, the reserve for unfunded commitments totaled $10.40 million at March 31, 2023 compared to $7.47 million at March 31, 2022.

Net recoveries totaled $277 thousand in the first quarter 2023 compared to net charge-offs of $299 thousand for the first quarter of 2022. Nonperforming assets as a percentage of loans and foreclosed assets totaled 0.37 percent at March 31, 2023, compared with 0.52 percent at March 31, 2022. Classified loans totaled $157.06 million at March 31, 2023, compared to $152.16 million at March 31, 2022.

Noninterest income for the first quarter of 2023 was $28.01 million compared to $34.88 million for the first quarter of 2022, due to the following:

•
Service charges on deposits increased to $6.04 million for the first quarter of 2023 compared with $5.71 million for the first quarter of 2022, driven by the growth of over 4,300 net new accounts opened during the first quarter of 2023.

•
Debit card fees decreased by $3.99 million for the first quarter of 2023 compared to the same quarter a year ago. The decrease was due the impact of becoming subject to regulations that limit debit card interchange revenue (“Durbin Amendment”) which became effective for the Company as of July 1, 2022.
•
Mortgage income declined to $2.97 million for the first quarter of 2023 compared to $6.33 million for the first quarter of 2022 due to lower overall origination volumes and margins primarily because of the increase in mortgage interest rates.
•
Gains on sales of assets, foreclosed assets and securities were $976 thousand during the first quarter of 2023 compared to $1.11 million for the first quarter of 2022.

Noninterest expense for the first quarter of 2023 totaled $57.26 million compared to $59.23 million for the first quarter of 2022, as a result of the following:

•
Salary, commissions, and employee benefit costs decreased to $31.46 million for the first quarter of 2023, compared to $34.14 million in the first quarter of 2022 primarily resulting from a decrease of $1.57 million in profit sharing expense and $781 thousand in mortgage incentives.
•
Noninterest expenses, excluding salary related costs, increased $708 thousand for the first quarter of 2023 compared to the same period in 2022 largely due to an increase of $785 thousand in FDIC insurance fees.

The Company’s efficiency ratio was 44.93 percent for the first quarter of 2023 compared to 44.16 percent for the first quarter of 2022. The increase was driven by the decrease in non-interest income from the prior year.

As of March 31, 2023, consolidated total assets were $13.01 billion compared to $13.31 billion at March 31, 2022. Loans totaled $6.58 billion at March 31, 2023, compared with loans of $5.57 billion at March 31, 2022. During the first quarter of 2023, loans grew $134.35 million, or 8.46 percent annualized, when compared to December 31, 2022 balances. Deposits totaled $10.94 billion at March 31, 2023, compared to $11.00 billion at March 31, 2022.

During the first quarter of 2023, the Company sold $135.86 million of securities classified as available-for-sale with an average book yield of 2.92 percent. The proceeds from the sales of these securities were largely used to fund organic loan growth during the quarter. As of March 31, 2023, cash flows from maturities in the security portfolio of $599.43 million are projected over the next twelve months.

Shareholders’ equity was $1.37 billion as of March 31, 2023, compared to $1.27 billion and $1.49 billion at December 31, 2022, and March 31, 2022, respectively, primarily as a result of changes in Other Comprehensive Income (“OCI”) due to interest rate changes over the past year. The unrealized loss on the securities portfolio, net of applicable tax, totaled $458.25 million at March 31, 2023, compared to an unrealized loss of $535.23 million and $209.58 million at December 31, 2022 and March 31, 2022, respectively.

About First Financial Bankshares, Inc.

Headquartered in Abilene, Texas, First Financial Bankshares, Inc. is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 79 locations in Texas, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Bryan, Burleson, College Station, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Kingwood, Lumberton, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with ten locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial, please visit our website at https://www.ffin.com.

####

Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company's management, as well as assumptions made beyond information currently available to the Company's management, and may be, but not necessarily are, identified by such words as “expect,” “plan,” “anticipate,” “target,” “forecast,” “project,” and “goal.” Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; economic impact of oil and gas prices and the pandemic, changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents and Filings” on the Company’s Website or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2023	2022
ASSETS	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Cash and due from banks	$224,875	$293,286	$227,298	$242,665	$203,187
Interest-bearing demand deposits in banks	221,336	37,392	138,484	222,899	394,566
Investment securities	5,298,557	5,474,359	5,745,443	6,215,036	6,502,495
Loans, held-for-investment, excluding PPP Loans	6,576,060	6,441,699	6,255,286	5,876,281	5,550,430
PPP loans	155	169	202	2,301	15,739
Total loans, held-for-investment	6,576,215	6,441,868	6,255,488	5,878,582	5,566,169
Allowance for credit losses	(80,818)	(75,834)	(74,108)	(71,932)	(66,913)
Net loans, held-for-investment	6,495,397	6,366,034	6,181,380	5,806,650	5,499,256
Loans, held-for-sale	11,996	11,965	18,815	26,445	27,670
Premises and equipment, net	153,718	152,973	152,646	149,280	150,168
Goodwill	313,481	313,481	313,481	313,481	313,481
Other intangible assets	1,825	2,053	2,352	2,658	2,978
Other assets	286,801	322,523	330,445	281,098	220,399
Total assets	$13,007,986	$12,974,066	$13,110,344	$13,260,212	$13,314,200

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$3,890,991	$4,061,788	$4,200,792	$4,104,034	$3,978,724
Interest-bearing deposits	7,045,427	6,943,719	6,941,326	7,018,949	7,021,101
Total deposits	10,936,418	11,005,507	11,142,118	11,122,983	10,999,825
Borrowings	632,927	642,507	774,581	768,364	758,595
Other liabilities	65,788	60,315	61,030	39,847	67,031
Shareholders' equity	1,372,853	1,265,737	1,132,615	1,329,018	1,488,749
Total liabilities and shareholders' equity	$13,007,986	$12,974,066	$13,110,344	$13,260,212	$13,314,200

	Quarter Ended
	2023	2022
INCOME STATEMENTS	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Interest income	$121,508	$121,137	$112,728	$101,981	$97,009
Interest expense	25,222	17,100	9,572	3,199	1,570
Net interest income	96,286	104,037	103,156	98,782	95,439
Provision for credit losses	2,781	4,075	3,221	5,350	4,782
Net interest income after provision for credit losses	93,505	99,962	99,935	93,432	90,657
Noninterest income	28,007	28,524	30,943	37,317	34,881
Noninterest expense	57,256	57,778	59,442	58,333	59,225
Net income before income taxes	64,256	70,708	71,436	72,416	66,313
Income tax expense	11,688	12,040	12,095	11,922	10,341
Net income	$52,568	$58,668	$59,341	$60,494	$55,972

PER COMMON SHARE DATA
Net income - basic	$0.37	$0.41	$0.42	$0.42	$0.39
Net income - diluted	0.37	0.41	0.41	0.42	0.39
Cash dividends declared	0.17	0.17	0.17	0.17	0.15
Book value	9.62	8.87	7.94	9.32	10.43
Tangible book value	7.41	6.66	5.73	7.10	8.21
Market value	31.90	34.40	41.83	39.27	44.12
Shares outstanding - end of period	142,703,531	142,657,871	142,628,163	142,586,601	142,704,495
Average outstanding shares - basic	142,665,646	142,619,632	142,524,500	142,682,251	142,558,743
Average outstanding shares - diluted	143,066,011	143,071,538	143,126,088	143,238,669	143,302,063

PERFORMANCE RATIOS
Return on average assets	1.65%	1.76%	1.76%	1.82%	1.71%
Return on average equity	16.32	19.87	17.31	17.26	13.53
Return on average tangible equity	21.51	27.20	22.55	22.27	16.68
Net interest margin (tax equivalent)*	3.34	3.47	3.38	3.30	3.22
Efficiency ratio*	44.93	42.39	43.10	41.61	44.16
*Calculations have been adjusted to remove effect of TEFRA disallowance

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2023	2022
ALLOWANCE FOR LOAN LOSSES	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Balance at beginning of period	$75,834	$74,108	$71,932	$66,913	$63,465
Loans charged-off	(288)	(1,225)	(293)	(275)	(659)
Loan recoveries	565	320	1,409	1,191	360
Net recoveries (charge-offs)	277	(905)	1,116	916	(299)
Provision for loan losses	4,707	2,631	1,060	4,103	3,747
Balance at end of period	$80,818	$75,834	$74,108	$71,932	$66,913

ALLOWANCE FOR UNFUNDED COMMITMENTS
Balance at beginning of period	$12,323	$10,879	$8,718	$7,471	$6,436
Provision for unfunded commitments	(1,926)	1,444	2,161	1,247	1,035
Balance at end of period	$10,397	$12,323	$10,879	$8,718	$7,471

Allowance for loan losses /
period-end loans held-for-investment	1.23%	1.18%	1.18%	1.22%	1.20%
Allowance for loan losses /
nonperforming loans	334.06	311.75	301.02	281.90	232.71
Net charge-offs (recoveries) / average total loans
(annualized)	(0.02)	0.06	(0.07)	(0.06)	0.02

	Quarter Ended
	2023	2022
COMPOSITION OF LOANS HELD-FOR-INVESTMENT	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Commercial:
C&I	$954,531	$917,148	$871,133	$837,627	$822,310
PPP	155	169	202	2,301	15,739
Municipal	221,379	221,090	214,852	200,577	191,799
Total Commercial	1,176,065	1,138,407	1,086,187	1,040,505	1,029,848
Agricultural	77,017	76,947	76,937	90,420	82,883
Real Estate:
Construction & Development	921,190	959,426	938,051	928,644	806,211
Farm	307,706	306,322	268,139	250,028	225,942
Non-Owner Occupied CRE	737,117	732,089	717,738	636,432	636,160
Owner Occupied CRE	1,043,018	954,400	945,665	909,899	881,181
Residential	1,628,841	1,575,758	1,536,180	1,412,125	1,352,162
Total Real Estate	4,637,872	4,527,995	4,405,773	4,137,128	3,901,656
Consumer:
Auto	537,410	550,635	538,798	468,147	419,818
Non-Auto	147,851	147,884	147,793	142,382	131,964
Total Consumer	685,261	698,519	686,591	610,529	551,782

Total loans held-for-investment	$6,576,215	$6,441,868	$6,255,488	$5,878,582	$5,566,169

SUMMARY OF LOAN CLASSIFICATION
Special Mention	$65,141	$49,382	$43,149	$46,512	$47,445
Substandard	91,915	101,316	100,568	106,156	104,715
Doubtful	-	-	-	-	-
Total classified loans	$157,056	$150,698	$143,717	$152,668	$152,160

NONPERFORMING ASSETS
Nonaccrual loans	$24,171	$24,325	$24,604	$25,495	$28,743
Accruing loans 90 days past due	22	-	15	22	11
Total nonperforming loans	24,193	24,325	24,619	25,517	28,754
Foreclosed assets	196	-	-	-	-
Total nonperforming assets	$24,389	$24,325	$24,619	$25,517	$28,754

As a % of loans held-for-investment and foreclosed assets	0.37%	0.38%	0.39%	0.43%	0.52%
As a % of end of period total assets	0.19	0.19	0.19	0.19	0.22

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2023	2022
CAPITAL RATIOS	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Common equity Tier 1 capital ratio	18.68%	18.22%	18.03%	18.50%	19.00%
Tier 1 capital ratio	18.68	18.22	18.03	18.50	19.00
Total capital ratio	19.79	19.29	19.07	19.54	20.01
Tier 1 leverage ratio	11.53	10.96	10.79	10.65	10.78
Tangible common equity ratio	8.33	7.51	6.38	7.83	9.02
Equity/Assets ratio	10.55	9.76	8.64	10.02	11.18

	Quarter Ended
	2023	2022
NONINTEREST INCOME	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Trust fees	$9,845	$10,122	$10,314	$9,742	$9,817
Service charges on deposits	6,036	6,397	6,399	6,038	5,706
Debit card fees	4,936	5,899	5,587	9,868	8,926
Credit card fees	609	632	651	700	602
Gain on sale and fees on mortgage loans	2,974	2,904	4,070	5,728	6,333
Net gain on sale of available-for-sale securities	12	131	334	1,648	31
Net gain on sale of foreclosed assets	34	-	349	18	1,084
Net gain (loss) on sale of assets	930	(2)	526	6	(10)
Interest on loan recoveries	346	244	664	1,649	283
Other noninterest income	2,285	2,197	2,049	1,920	2,109
Total noninterest income	$28,007	$28,524	$30,943	$37,317	$34,881

NONINTEREST EXPENSE
Salaries, commissions and employee benefits, excluding profit sharing	$31,431	$32,391	$33,129	$31,840	$32,540
Profit sharing expense	30	565	763	1,307	1,598
Net occupancy expense	3,430	3,350	3,440	3,292	3,225
Equipment expense	2,127	2,053	2,396	2,346	2,257
FDIC assessment fees	1,654	1,021	917	904	869
Debit card expense	3,199	3,054	3,013	3,200	2,964
Legal, tax and professional fees	2,687	2,814	2,604	2,513	2,957
Audit fees	540	451	451	450	451
Printing, stationery and supplies	710	473	600	501	540
Amortization of intangible assets	228	299	306	320	320
Advertising, meals and public relations	1,475	1,646	1,692	1,554	1,493
Operational and other losses	931	982	869	782	596
Software amortization and expense	2,311	2,420	2,564	2,522	2,457
Other noninterest expense	6,503	6,259	6,698	6,802	6,958
Total noninterest expense	$57,256	$57,778	$59,442	$58,333	$59,225

TAX EQUIVALENT YIELD ADJUSTMENT*	$3,131	$3,751	$3,807	$4,083	$3,782
*Calculations have been adjusted to remove effect of TEFRA disallowance

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended			Three Months Ended
	Mar. 31, 2023			Dec. 31, 2022
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$2,507	$32	5.12%	$3,165	$36	4.57%
Interest-bearing demand deposits in nonaffiliated banks	143,542	1,618	4.57	160,200	1,579	3.91
Taxable securities	3,672,257	20,782	2.26	3,761,206	21,152	2.25
Tax-exempt securities	1,750,533	12,743	2.91	2,001,185	15,740	3.15
Loans	6,500,332	89,464	5.58	6,391,703	86,381	5.36
Total interest-earning assets	12,069,171	$124,639	4.19%	12,317,459	$124,888	4.02%
Noninterest-earning assets	863,342			891,972
Total assets	$12,932,513			$13,209,431
Interest-bearing liabilities:
Deposits	$7,080,518	$21,812	1.25%	$6,871,315	$13,123	0.76%
Borrowings	625,137	3,410	2.21	927,250	3,977	1.70
Total interest-bearing liabilities	7,705,655	$25,222	1.33%	7,798,565	$17,100	0.87%
Noninterest-bearing deposits	3,860,472			4,179,494
Other noninterest-bearing liabilities	60,028			60,085
Shareholders' equity	1,306,358			1,171,287
Total liabilities and shareholders' equity	$12,932,513			$13,209,431

Net interest income and margin (tax equivalent)*		$99,417	3.34%		$107,788	3.47%

	Three Months Ended			Three Months Ended
	Sept. 30, 2022			June 30, 2022
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$3,107	$19	2.49%	$1,466	$5	1.45%
Interest-bearing demand deposits in nonaffiliated banks	248,929	1,413	2.25	288,784	547	0.76
Taxable securities	4,039,107	20,799	2.06	4,101,751	19,151	1.87
Tax-exempt securities	2,164,829	16,423	3.03	2,376,324	17,873	3.01
Loans	6,082,649	77,880	5.08	5,720,804	68,488	4.80
Total interest-earning assets	12,538,621	$116,534	3.69%	12,489,129	$106,064	3.41%
Noninterest-earning assets	833,980			825,711
Total assets	$13,372,601			$13,314,840
Interest-bearing liabilities:
Deposits	$7,004,478	$8,787	0.50%	$7,049,041	$2,967	0.17%
Borrowings	768,096	784	0.40	730,477	232	0.13
Total interest-bearing liabilities	7,772,574	$9,571	0.49%	7,779,518	$3,199	0.16%
Noninterest-bearing deposits	4,178,675			4,064,207
Other noninterest-bearing liabilities	61,320			65,475
Shareholders' equity	1,360,032			1,405,640
Total liabilities and shareholders' equity	$13,372,601			$13,314,840

Net interest income and margin (tax equivalent)*		$106,963	3.38%		$102,865	3.30%

	Three Months Ended
	Mar. 31, 2022
	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$1,015	$1	0.52%
Interest-bearing demand deposits in nonaffiliated banks	171,970	94	0.22
Taxable securities	4,231,949	17,823	1.68
Tax-exempt securities	2,612,025	18,107	2.77
Loans	5,487,538	64,766	4.79
Total interest-earning assets	12,504,497	$100,791	3.27%
Noninterest-earning assets	744,810
Total assets	$13,249,307
Interest-bearing liabilities:
Deposits	$6,898,059	$1,369	0.08%
Borrowings	781,314	201	0.10
Total interest-bearing liabilities	7,679,373	$1,570	0.08%
Noninterest-bearing deposits	3,827,451
Other noninterest-bearing liabilities	64,999
Shareholders' equity	1,677,484
Total liabilities and shareholders' equity	$13,249,307

Net interest income and margin (tax equivalent)*		$99,221	3.22%
*Calculations have been adjusted to remove effect of TEFRA disallowance